SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                               ATTORNEYS.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ...................................................................
     2) Aggregate number of securities to which transaction applies:
        ...................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
        ...................................................................
     4) Proposed maximum aggregate value of transaction:
        ...................................................................
     5) Total fee paid:
        ...................................................................
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)      Amount Previously Paid:
             ...................................................
     2)      Form, Schedule or Registration Statement No.:
             ...................................................
     3)      Filing Party:
             ...................................................
     4)      Date Filed:
             ...................................................

                               ATTORNEYS.COM, INC.
                             186 Attorneys.com Court
                            Lake Helen, Florida 32744


April 25, 2001



TO OUR SHARHOLDERS,

The past year was a transition period for the company, requiring significant consulting expenses for planning and preparation related to our attorney referral business.

Subsequent to year-end, we began to realize the fruits of our efforts and reported initial success in sales for the company's 1-800-ATTORNEY legal referral network in Central Florida. Between December 5, 2000 and April 20, 2001 the company received contracts valued at approximately $3.6 million on an annual basis - reflecting our success in Central Florida and the expansion of sales activities into other key target areas within Florida.

Based upon our initial results in Florida, we are excited about the opportunities awaiting us in other areas of the country and expect to gradually expand our sales efforts nationwide. We remain optimistic that revenues derived from our planned referral business will exceed those of the company's core legal print directory business in less than two years. In advance of the formal launch of the referral business in Florida later this year, we are receiving deposits to secure listings within the network. Once the related area network is launched, the company will begin to recognize revenues, which will be amortized over the life of the contracts, typically one year.

To support the implementation and effectiveness of our attorney referral business, we very recently entered into a new agreement with California-based Futuredontics, Inc., which operates the 1-800-DENTIST(R) referral network. In addition to the consulting services now being provided by Futuredontics under our earlier agreement, Futuredontics will incubate and operate our advertising program and call referral center. Based upon its success operating the dentist referral business for the past 14 years, we are excited about the wealth of skills and experience that Futuredontics brings to our business.

If your plans permit, we welcome you to the attend the 2001 Annual Meeting of Shareholders of Attorneys.com to be held at 1:30 P.M. on Wednesday, May 30, 2001 at the Hyatt Hotel located at the Orlando Florida Airport. The formal notice of the annual meeting, our proxy statement, and our annual report are enclosed.

After attending to certain matters that will include voting on the items set forth in the accompanying notice of annual meeting and proxy statement, there will be a presentation by management on company operations. Those of you who attend the annual meeting in person will have the opportunity to ask questions of broad interest to the company's shareholders.

It is important that your views be represented whether or not you are able to be present at the annual meeting. The board of directors recommends that you vote "FOR" or "YES" for all items presented. The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope you will attend the meeting. Whether or not you are able to attend, we encourage you to complete, sign, date and promptly return your proxy form in the enclosed envelope.

Our accomplishments over the past year would not have been possible without the support of our shareholders, customers and dedication of our employees. On behalf of everyone at the company, we thank you and look forward to reporting positive developments in 2001.

                                           Sincerely,

                                           /s/ Peter S. Balise
                                           ------------------------------------
                                           Peter S. Balise
                                           Chairman and Chief Executive Officer

================================================================================


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                               ATTORNEYS.COM, INC.


To All Shareholders:

     The annual meeting of the shareholders of Attorneys.com, Inc. (the "Company") will be held at the Hyatt Regency Orlando International Airport, 9300 Airport Blvd., Orlando, Florida, 32827, on May 30, 2001 at 1:30 p.m., for the following purposes:

1. To elect one member to the board of directors of the Company to serve for a three-year term until the Company's annual meeting in 2004, and his successor is elected and qualified.

2. To ratify and approve an amendment to the Company's Articles of Incorporation changing the Company's name to 1-800-Attorney, Inc.

3. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ended December 31, 2001.

4. For the transaction of other lawful business that may properly come before the meeting.


     These items are more fully described in the following pages, which are made a part of this notice. The board of directors has fixed the close of business on April 23, 2001 as the record date for a determination of shareholders entitled to notice of, and to vote at, this annual meeting or any adjournment thereof. Stockholders are reminded that shares cannot be voted unless a signed Proxy card is returned or other arrangements are made to have the shares represented at the meeting.

     Please vote, date, sign and mail the enclosed proxy promptly in the enclosed return envelope or mail it to James M. Koller, 186 Attorneys.com Court, Lake Helen, Florida, 32744.



                                              By Order of the Board of Directors


Dated: April 25, 2001                         /s/ Peter S. Balise

                                              By:  Peter S. Balise
                                                   President and Secretary


================================================================================

                               ATTORNEYS.COM, INC.
                                 PROXY STATEMENT

         The enclosed proxy is solicited by Peter S. Balise and James M. Koller on behalf of the Board of Directors (the "Board") of Attorneys.com, Inc. (the "Company") for use at the annual meeting of shareholders to be held on Wednesday, May 30, 2001 at 1:30 p.m. at the Hyatt Regency Orlando International Airport, 9300 Airport Blvd., Orlando, Florida, 32827. Such solicitation is being made by mail, and the Company may also use its officers to solicit proxies from shareholders either in person or by telephone or letter without extra compensation. All expenses of this solicitation will be paid by the Company. Since proxies are being solicited by the Board, it may be deemed to have a conflict of interest in recommending how shareholders vote for the proposals. An inherent conflict of interest may arise from the Board recommending their own re-election. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof. If a shareholder wishes to give a proxy to someone other than management, he or she may cross out the names appearing on the enclosed proxy form, insert the name of some other person, sign and give the form to that person for use at the meeting.

         Only shareholders of record at the close of business on April 23, 2001 (the "Record Date") are entitled to notice of, and to vote at, the meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on all proposals. Peter S. Balise, the Company's President, as of the Record Date owned an aggregate of 1,135,525 shares of the Company's common stock (not including vested options), equal to 22.1% of the outstanding stock. All other officers and directors, as of the Record Date, owned an aggregate of 277,400 shares of the Company's common stock (not including vested options), equal to 5.4% of the outstanding stock. As of the close of business on April 23, 2001, 5,133,486 shares of common stock of the Company were outstanding.

         All proposals require a vote of the majority of the shareholders present in person or by proxy except for the election of directors who shall be elected by a plurality of such votes. Proxies that abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in street name is entitled to vote the shares on some matters but not others. If the beneficial owner does not give the broker voting instructions on those other matters, the missing votes are broker non-votes. In this year's vote, the broker is entitled to vote for Items 1 and 3, but not for
Item 2. Client directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the shareholders and will have the same effect as a vote against the proposals. Shareholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote. Shareholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company.

         This proxy statement and the accompanying proxy are first being mailed to shareholders on or about May 8, 2001.

         Voting Securities and Principal Holders Thereof

         The following table sets forth the number of shares of the Company's voting stock beneficially owned as of April 23, 2001 by (i) those persons known to be by the Company owners of more than 5% of the Company's common stock, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group:

----------------------- --------------------------------------------------- -------------------- -------------------
                                                                                Amount and
                                                                                 Nature of
                                       Name and Address of                      Beneficial           Percent of
          Class                        Beneficial Ownership                      Ownership(1)           Class
----------------------- --------------------------------------------------- -------------------- -------------------
Common Stock and        Peter S. Balise                                       1,360,525(2)              25.4%
Vested Options          President, Secretary, and Chairman of the Board
                        Attorneys.com, Inc.
                        186 Attorneys.com Court
                        Lake Helen, FL  32744

Common Stock and        J. William Wrigley                                      334,500(3)               6.1%
Vested Options          Chief Operating Officer and Director
                        Attorneys.com, Inc.
                        186 Attorneys.com Court
                        Lake Helen, FL  32744

Vested Options          James M. Koller                                         152,400(4)               2.9%
                        Chief Financial Officer and Treasurer
                        Attorneys.com, Inc.
                        186 Attorneys.com Court
                        Lake Helen, FL  32744

Common Stock            Matt Butler                                             300,400(5)               5.8%
and Vested              Director
Options                 242 Ridge Drive
                        Naples, FL 34108

Common Stock            Andrew J. Cahill                                         57,000(6)               1.1%
and Vested              Director
Options                 914 Mountain View Circle
                        Westfield, NJ  07090

Common Stock            D. Scott and Suzanne Plakon                             333,333(7)               6.5%
                        210 Archers Point
                        Longwood, FL  32779
--------------------------------------------------------------------------- -------------------- -------------------
All directors and executive officers
of the Company as a group (five persons)                                    2,204,825(2,3,4,5,6)        37.2%
--------------------------------------------------------------------------- -------------------- -------------------

     1 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes shares underlying any options which vest within 60 days of the Record Date, i.e., April 23, 2001. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them.

     2 Includes 225,000 shares of common stock underlying vested options granted pursuant to the Company's 1996 Stock Plan (the "Plan") and 19,769 shares for which Mr. Balise is custodian for three minors. Does not include 100,000 shares underlying unvested options granted pursuant to the Plan.

     3 Includes 326,500 shares of common stock underlying vested stock options granted pursuant to the Plan. Does not include 65,000 shares underlying unvested options granted pursuant to the Plan.

     4 Represents shares of common stock underlying vested stock options granted pursuant to the Plan. Does not include 67,600 shares underlying unvested options granted pursuant to the Plan.

     5 Includes 266,400 shares of common stock, 24,000 shares of common stock underlying vested options granted pursuant to the Plan and 10,000 shares underlying vested options granted outside of the Plan. Does not include 20,000 shares underlying unvested options granted pursuant to the Plan.

     6 Includes 3,000 shares of common stock, 35,000 shares of common stock underlying vested options and 19,000 warrants.

     7 Acquired in a private transaction on March 2, 2000 from Mr. Balise through the exercise of options granted to the Plakons when they sold the shares to Mr. Balise in November 1998.

--------------------------------------------------------------------------------

         BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in the operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular written communications and discussions with management.

         The Company has not paid any cash compensation to any person for serving as a director. The Company does not compensate non-employee directors for serving as directors except to reimburse them for expenses incurred in connection with their service as directors and to issue automatic grants of non-qualified stock options pursuant to the Plan as described herein. Directors who are employees receive no compensation for serving as directors; however, they are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

         BOARD MEETINGS AND COMMITTEES

         The Board of the Company held four meetings and executed unanimous consents on five occasions during the fiscal year ended December 31, 2000. All directors attended each of the four meetings of the Board in person or by telephone.

         The Company has a compensation committee and an audit committee. During fiscal 2000 the compensation committee held no meetings and executed unanimous consents on five occasions. The audit committee held three meetings in fiscal 2000.

         The compensation committee administers the Company's Plan and makes recommendations to the full Board concerning compensation, including incentive arrangements, of the Company's officers and key employees. Messrs. Balise and Butler currently comprise the compensation committee.

         The audit committee reviews the engagement of the independent accountants and reviews the independence of its auditors. The audit committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal accounting controls. Messrs. Cahill and Butler currently comprise the audit committee.

         AUDIT COMMITTEE REPORT

         The audit committee oversees the Company's financial reporting process on behalf of the Board. The audit committee consists of two independent directors of the Board. The audit committee has discussed with the Company's internal financial and accounting management and independent auditors the overall scope and plans for their respective audits. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The audit committee has satisfied its responsibilities, which are outlined in a formal written charter that was adopted and approved by the Company's Board in a meeting on February 3, 2000. A copy of the charter is attached as Exhibit A to this proxy statement.

         Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

         The audit committee has:

1. fulfilled its oversight responsibilities by reviewing and discussing the audited financial statements in the annual report on 10-KSB with management;

2. discussed matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

3. discussed with the auditors the auditors' independence from management and the Company. The audit committee has received the written disclosures and the letter from the independent auditors, which is required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

4. in reliance on the reviews and discussions with management and the auditors referred to above, the audit committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         This report is submitted on behalf of the audit committee of the Board of Directors of Attorneys.com, Inc.

                                                        Andrew J. Cahill
                                                        Matt Butler

                           CURRENT BOARD OF DIRECTORS
                           --------------------------

-------------------------- ---------- ----------------------------- --------------- --------------- ----------------
                                                Position
          Name                Age             with Company              Since            Term           Ending
-------------------------- ---------- ----------------------------- --------------- --------------- ----------------
Peter S. Balise               42      Chairman of the Board,             1996          3 years           2002
                                      President and Secretary
-------------------------- ---------- ----------------------------- --------------- --------------- ----------------
Matt Butler                   42      Director                           2000          3 years           2003
-------------------------- ---------- ----------------------------- --------------- --------------- ----------------
Andrew J. Cahill              44      Director                           1998          3 years           2001
-------------------------- ---------- ----------------------------- --------------- --------------- ----------------
J. William Wrigley            60      Director and Chief                 1998          2 years           2003
                                      Operating Officer
-------------------------- ---------- ----------------------------- --------------- --------------- ----------------

ITEM 1.  ELECTION OF DIRECTORS

         One director is to be elected at the annual meeting. The Company's articles of incorporation (the "Articles"), as amended, provide for a staggered Board designed to elect approximately one-third of the directors each year. This year the Company is electing one director. Accordingly, the Company's shareholders will vote concerning his election. The director will hold office for a three-year term until the annual meeting of shareholders is held in 2004 and his successor is elected and qualified.

         The nominee for the Board is Andrew J. Cahill, whose current term is expiring. The director shall be elected by a plurality of the votes of the shares cast at the annual meeting. The proxy holders intend to vote all proxies received by them for this nominee unless instructed otherwise. In the event Mr. Cahill is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.

                   NOMINEE FOR ELECTION TO BOARD OF DIRECTORS
                   ------------------------------------------
         -----------------------------------------------------------------------
                                        Position with
                Name            Age      The Company       Since      New Term
         -------------------- ------- ----------------- ----------- ------------
          Andrew J. Cahill      44        Director          1998      3 years
         -----------------------------------------------------------------------

         BACKGROUND OF DIRECTORS

         PETER S. BALISE founded the Company and has been its President and Secretary since inception and was its Treasurer until March 1996. He was elected Chairman of the Board in March 1996 when the Company amended its articles of incorporation to eliminate shareholder management. From prior to 1991 to September 1993, Mr. Balise was President of the Company's predecessor. From September 1993 through March 15, 1994, Mr. Balise was an employee of the Company's predecessor.

         MATT BUTLER joined the Company's board of directors in January 2000. Previously, Mr. Butler served on the Board from June 1996 until August 1998. He is currently a private investor. From November 1992 through November 1999, Mr. Butler was Chairman and Chief Executive Officer of Butler Holdings, Inc., the parent company of Hunt Transportation, Inc., Omaha, Nebraska, which is engaged in the transportation of agricultural and construction machinery and equipment throughout the United States.

         ANDREW J. CAHILL is a Managing Director with Stone Pine Investment Banking LLC where he is engaged in originating and managing new investment banking business, including private placements, mergers and acquisitions, and financial restructurings. From 1987 to 1997, he was a Managing Director - Investment Banking for Laidlaw Equities, Inc. Mr. Cahill brings previous experience with the Company from his active role in Laidlaw Equities' underwriting of the Company's initial public offering in 1996.

         J. WILLIAM WRIGLEY joined the Company in January 1998 as National Sales Manager and became its Chief Operating Officer in August 1998. In 1986 he founded Paoli Publishing in Paoli, Pennsylvania, and was its President and Chief Executive Officer until January 1998.

         NON-DIRECTOR EXECUTIVE OFFICER

         JAMES M. KOLLER has been the Company's Chief Financial Officer since January 1996 and its Treasurer since May 1998. Prior to that time, from October 1990 through December 1995, Mr. Koller was Chief Financial Officer and Vice President of Kearney Systems, Inc., Orlando, Florida.

         EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each executive officer who received compensation exceeding $100,000 for the fiscal years ended December 31, 1998, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                           ANNUAL COMPENSATION
--------------------------------------------------------------------------------------------------------------
                   (A)                    (B)        (C)            (D)              (E)              (I)
                                                                                OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       SALARY         BONUS        COMPENSATION      COMPENSATION
--------------------------------------------------------------------------------------------------------------
Peter S. Balise,                         2000      $152,279  8          $0             $0 11         $1,458 12
Chief Executive Officer, President,      1999      $104,649  9     $15,697             $0 11         $2,307 13
Secretary and Chairman of the Board      1998      $ 80,836 10     $31,192             $0 11         $1,097 14
--------------------------------------------------------------------------------------------------------------
J. William Wrigley,                      2000      $134,083             $0        $18,520 15        $18,385 16
Chief Operating Officer and              1999      $128,577             $0        $14,821 15        $21,652 16
Director                                 1998      $117,849         $2,000         $8,124 15         $9,471 16
--------------------------------------------------------------------------------------------------------------
James M. Koller,                         2000      $106,519             $0             $0 11           $839 17
Chief Financial Officer and              1999      $ 77,154             $0             $0 11           $426 17
Treasurer                                1998      $ 71,346         $2,000             $0 11             $0
--------------------------------------------------------------------------------------------------------------

8 Includes $6,479 paid pursuant to Mr. Balise's employment agreement for unused vacation.

9 Includes $4,025 paid pursuant to Mr. Balise's employment agreement for unused vacation.

10 Includes $7,938 paid pursuant to Mr. Balise's employment agreement for unused vacation time.

11 Does not include car allowance, automobile, and health insurance premiums for Mr. Balise. Does not include health insurance premiums for Mr. Koller. For each of Mr. Balise and Mr. Koller, the aggregate amount of these personal benefits does not exceed the lesser of 10% of the total salary and bonus reported or $50,000.

12 Consists of the Company's matching contribution to Mr. Balise's 401(k) account for his 2000 contributions.

13 Consists of the Company's matching contributions to Mr. Balise's 401(k) account for his 1998 and 1999 contributions, which were $1,120 and $1,187, respectively.

14 Consists of the Company's matching contribution to Mr. Balise's 401(k) account for his 1997 contributions.

15   Consists of payment of health insurance premiums.

16 Consists of Mr. Wrigley's housing expenses in Florida, which are paid by the Company pursuant to his employment agreement. In 2000, the amount also includes the Company's matching contribution of $1,315 to Mr. Wrigley's 401(k) account for his 2000 contributions.

17   Consists of the Company's matching contribution to Mr. Koller's 401(k)
     account.
--------------------------------------------------------------------------------

         EXECUTIVE COMPENSATION AGREEMENTS

         In July 1999, Peter S. Balise, the Company's Chief Executive Officer, entered into a new three-year employment agreement with the Company effective May 24, 1999. The agreement provides for base annual salaries of $130,000, $156,000, and $182,000 at the beginning of each year of the contract, respectively. The agreement replaced a previous agreement Mr. Balise entered into in May 1996 that provided for a base annual salary of $100,000 per year, subject to annual cost of living increases. The previous employment agreement gave the Board the authority to grant an annual bonus to Mr. Balise; the new agreement provides for a bonus based upon the Company's achieving and growing in profitablility. Mr. Balise also receives the use of a company-owned automobile under his current agreement, consistent with his prior agreement. Mr. Balise received a grant of stock options in July 1999 at the time the Board approved this new employment agreement and at times subsequent. See "Related Party Transactions".

         In January 2000, the Company entered into a new two-year employment agreement with Mr. Wrigley, with a one-year extension option. This agreement provides for a base annual salary of $131,000 until May 24, 2000; $136,240 beginning May 24, 2000, and $149,864 beginning May 24, 2001. It also provides for reimbursement of his housing expenses in Florida on the same terms and conditions as his prior employment agreement. Mr. Wrigley has also received grants of stock options. See "Related Party Transactions".

         James M. Koller, the Company's Chief Financial Officer, received cash compensation of $106,519 in 2000 pursuant to an oral agreement in January 2000 in which Mr. Koller's salary was increased to $107,000 per year. Mr. Koller has also received grants of stock options. See "Related Party Transactions".

         Each of the Company's executive officers also receive full reimbursement of health insurance premiums for them and their immediate families whereas the Company's other employees must pay one-half of the premium for their health insurance and 100% of the premium for their dependents.

         In April 1996, the Company established a 401(k) Salary Reduction Plan covering substantially all employees with six months of service or more; in January 1999 the service requirement was increased to one year. A participant may contribute up to 19% of his or her annual compensation (12% prior to 2001). The Company's matching contribution is determined annually by the Board. The Company's contribution for 2000 was approximately $14,000.

         The Company does not have any other formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to its employees including the individuals specified above.

         1996 STOCK PLAN

         The Company has adopted (and the shareholders have approved) the Plan for employees, consultants and directors covering 2,000,000 shares of common stock. The Plan provides for the grant to employees of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of non-qualified stock options (collectively "Options"). The Plan previously limited the number of Options that may be granted to any one person to 150,000; in order to provide more flexibility in the Plan, that provision was terminated in May 1999.

         As of April 23, 2001, the Company had 1,479,000 outstanding Options, exercisable from $0.563 to $6.25 per share. These include 325,000 Options held by Peter S. Balise, the Company's Chief Executive Officer; 391,500 Options held by J. William Wrigley, the Company's Chief Operating Officer; 220,000 Options held by James M. Koller, the Company's Chief Financial Officer, 44,000 Options held by Matt Butler and 35,000 Options held by Andrew J. Cahill. See "Related Party Transactions". The Plan contains automatic grants of 30,000 Options to directors who are not employees or 10% shareholders; these vest in one-third increments each December 31st, subject to continued service on the Board. Once vested, Options may be forfeited under certain circumstances.

         The following table sets forth information with respect to the executives named in the Summary Compensation Table above concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

--------------------------------------------------------------------------------------------------------------------
                                              Table of Option Grants
                                         and Fiscal Year-End Option Values
--------------------------------------------------------------------------------------------------------------------
                                                            Number of                    Value of Unexercised
                                                       Unexercised Options               In-the-Money Options
                         Shares                        at December 31, 2000           at December 31, 2000 (18)
                        acquired      Value       ------------------------------------------------------------------
Name of Executive      on exercise   Realized       Exercisable    Unexercisable    Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------
Peter S. Balise             -          $ -           225,000         50,000            $ -            $ -
--------------------------------------------------------------------------------------------------------------------
J. William Wrigley          -          $ -           326,500            -              $ -            $ -
--------------------------------------------------------------------------------------------------------------------
James M. Koller             -          $ -           152,400         22,600            $ -            $ -
--------------------------------------------------------------------------------------------------------------------

(18) Based upon the difference between the option exercise price and the closing market price of $0.531 per share for the Company's common stock on December 29, 2000 (the last trading day of 2000).

         The Plan is intended to comply with Section 16(b) of the Securities Exchange Act of 1934 and Rule 16b-3 promulgated thereunder and other applicable laws and is administered by the Board. The Board has the power to determine eligibility to receive Options, the terms of any Options including the exercise price, the number of shares subject to the Options, the vesting schedule and the term of any such

Options. The exercise price of all Options granted under the Plan must be at least equal to the fair market value of the shares of common stock on the date of grant. With respect to any participant who owns common stock possessing more than 10% of the voting power of the Company's outstanding common stock, the exercise price of any ISO granted must equal at least 110% of the fair market value on the grant date and the maximum term of the ISO must not exceed five years. The terms of all other Options granted under the Plan may not exceed 10 years.

         RELATED PARTY TRANSACTIONS

         In July 1999, the Company entered into a new three-year employment agreement with Peter S. Balise, its Chief Executive Officer, and granted Mr. Balise 150,000 Options exercisable at $2.00 per share over a five-year term. Of these Options, 100,000 had vested as of December 31, 2000, and the remaining 50,000 Options vest on December 31, 2001, subject to continued employment with the Company. On December 27, 2000 the Company granted Mr. Balise 75,000 non-qualified stock options under the Plan; these options fully vested on December 31, 2000 and are exercisable at $0.563 per share over a ten-year term. On February 13, 2001 the Company granted Mr. Balise 50,000 non-qualified stock options under the Plan; these options are exercisable at $0.938 per share over a ten-year term and will fully vest on June 30, 2001, subject to continued employment with the Company.

         In January 2000, the Company entered into a new employment agreement with J. William Wrigley, its Chief Operating Officer. At the same time the Company granted Mr. Wrigley 65,000 Options exercisable at $2.188 per share, vesting immediately and exercisable over a ten-year period. In July 1999, the Company awarded Mr. Wrigley 120,000 Options exercisable at $2.00 per share over a five-year period; all of these Options had vested as of December 31, 2000. In October 1998, the Company awarded Mr. Wrigley 122,000 Options exercisable at $1.00 per share over a ten-year period. Of these Options, 61,000 vested on December 31, 1998; 30,500 vested on June 30, 1999; and 30,500 would have vested December 31, 2000 based upon continued employment and the Company meeting certain performance goals. However, because of the Company's commitment to its new Internet strategy, it did not meet the goals and the last increment of Options failed to vest. The Board determined this was unfair to Mr. Wrigley who had done an outstanding job operating the Company's print directory business. Based on this determination the Board granted Mr. Wrigley the 65,000 Options exercisable at $2.188 described above. On December 27, 2000 the Company granted Mr. Wrigley 50,000 non-qualified stock options under the Plan; these options fully vested on December 31, 2000 and are exercisable at $0.563 per share over a ten-year term. On February 13, 2001 the Company granted Mr. Wrigley 65,000 non-qualified stock options under the Plan; these options are exercisable at $0.938 per share over a ten-year term and will fully vest on June 30, 2001, subject to continued employment with the Company.

         In May 1999, the Company increased the annual salary of James M. Koller, its Chief Financial Officer, from $70,000 to $82,000 and in January 2000 again increased Mr. Koller's salary to $107,000. Also, in May 1999, the Company granted Mr. Koller 50,000 Options that are fully vested and exercisable at $2.00 per share over a ten-year period, subject to continued employment. On December 27, 2000 the Company granted Mr. Koller 50,000 incentive stock options under the Plan; these options fully vested on December 31, 2000 and are exercisable at $0.563 per share over a ten-year term. On February 13, 2001 the Company granted Mr. Koller 45,000 non-qualified stock options under the Plan; these options are exercisable at $0.938 per share over a ten-year term and will fully vest on June 30, 2001, subject to continued employment with the Company.

         On May 24, 1998, the Company repriced all of its outstanding Options held by then-current employees and directors, including 50,000 held by Mr. Balise that were previously exercisable at $5.50, and 27,000 held by Mr. Koller that were previously exercisable at prices ranging from $1.88 to $5.50 per share.

         In private transactions on April 21 and September 9, 1998, the Company repurchased 250,000 of its common stock from D. Scott Plakon and his wife at an average price of $.66 per share. Mr. Plakon was previously a director and Executive Vice-President of the Company. In November 1998, Mr. and Mrs. Plakon sold 333,333 shares to Peter S. Balise and acquired options to repurchase the common stock from him at prices above fair market value escalating over time. Mr. and Mrs. Plakon exercised these options, re-purchasing the shares from Mr. Balise in March 2000. Mr. Balise holds a five-year interest-bearing note for $150,000 that represents a portion of the proceeds.

         In January 2000, the Company entered into two transactions with Matt Butler immediately prior to his appointment to the Board. First, Mr. Butler purchased 115,000 shares of the Company's unregistered common stock at $2.188 per share, which was the closing price of the common stock on the date of the sale. Additionally, the Company engaged Mr. Butler as a consultant to perform business consultation services related to helping define the Company's new Internet strategy. The Company issued Mr. Butler 10,000 three-year options exercisable at $2.188 per share. These options are not under the Plan and vested upon completion of Mr. Butler's duties in June 2000. Mr. Butler waived the automatic grant of 30,000 Options in exchange for a discretionary grant of 4,000 Options for his services as a director from January 2000 until last year's annual meeting on June 2, 2000. Upon election at that annual meeting, he received an automatic grant of 30,000 Options exercisable at $2.875 per share, vesting in one-third increments on each December 31 of his three-year term, subject to his continued service on the Board.

         In May 1999, the Company amended the Plan by revoking the automatic grant of 3,000 shares of common stock that previously was awarded to its non-employee directors at the beginning of each three-year term. Instead, the Company increased the grant of Options by amending the Plan to award a non-employee director 30,000 Options (from 15,000 Options), vesting in one-third increments each December 31, subject to continued service on the Board. At the same time, the Company granted 10,000 Options each to Andrew J. Cahill, currently a director, and Richard Silver, a former director, exercisable at $2.00 per share over 10 years in order to compensate them because they were not then eligible for the 30,000 Options grant.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). To the best of the Company's knowledge based solely on its review of copies of such forms received or filed by it, or written representations from certain reporting persons, all filings of Form 3, 4 and 5 required to be made with the SEC have been made.

ITEM 2. AMENDMENT TO THE ARTICLES OF INCORPORATION CHANGING THE COMPANY'S NAME TO 1-800-ATTORNEY, INC.

         The Company is seeking approval to amend its Articles of Incorporation to change its name from Attorneys.com, Inc. to 1-800-Attorney, Inc. A form of the proposed amendment is attached as Exhibit B to this proxy statement. The Company's management and Board believe that this new name more accurately reflects the Company's strategy to leverage primarily from the branding of its 1-800-Attorney toll-free telephone number in its new attorney referral business. While the Company plans to launch and utilize its new Internet web sites, at www.attorneys.com and at www.1-800-attorney.com, in conjunction with the launch of its attorney referral network, it believes that the great majority of those accessing our referral network will do so through the 1-800-Attorney toll-free number. [See Item 1, Business, Our Planned Attorney Referral Business in the Company's annual report on Form 10-KSB as filed on April 2, 2001 with the Securities and Exchange Commission.] While the Company intends to retain its core business of publishing print directories; it now commits a substantial portion of its staff and other resources to developing its new attorney referral business. The Company believes that revenues for its new attorney referral business may grow to exceed revenues of its print directory business within one to two years. Management and the Company's Board believe that the name change is consistent with the Company's future and recommend that the shareholders approve this proposal.

         An affirmative vote of the holders of at least a majority of the votes represented in person or by proxy at the annual meeting is required to approve the proposed amendment to Articles of Incorporation and thereby change the Company's name. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

ITEM 3.  APPOINTMENT OF AUDITORS

         Ernst & Young LLP ("E&Y"), independent certified public accountants, has acted as the independent auditors of the Company since 1995 and has been appointed by the Board to act as auditors for the fiscal year ending December 31, 2001. Although shareholder approval is not required, the Board requests it. In the event that the appointment is not approved by the shareholders, the Board will make another appointment to be effective at the earliest possible time. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

         A representative of E&Y is expected to be present at the meeting and available to respond to questions.

FEES OF INDEPENDENT AUDITORS

         AUDIT FEES

         The fees billed to the Company by E&Y for services rendered in connection with the audit of the Company's consolidated annual financial statements for the fiscal year ended December 31, 2000 were $72,205. The fees billed by E&Y for the reviews of the Company's interim reports on Form 10-QSB for fiscal 2000 were $13,000; and the fees billed by E&Y for review of the Company's annual report on Form 10-KSB for fiscal 2000 were $6,000.

         ALL OTHER FEES

         Other than audit fees, the aggregate fees billed to the Company by E&Y for the most recent fiscal year, none of which were financial information systems design and implementation fees, were $47,507. These fees relate to tax services, and various consultations. The audit committee has determined that the provision of all non-audit services performed by the Company's auditors were compatible with maintaining their independence and has been advised that E&Y has no relationship bearing on independence with the Company or its subsidiaries.

ITEM 4.  OTHER MATTERS

         The Board has no knowledge of any other matters that may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

         If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the meeting, at your request, the Company will cancel the proxy.

         SHAREHOLDERS' PROPOSALS

         Any shareholder of the Company who wishes to present a proposal to be considered at the 2002 annual meeting of the shareholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting, must deliver such proposal in writing to the Company no later than December 31, 2001.

         The Company will furnish without charge to any shareholder submitting a written request a copy of the Company's annual report on Form 10-KSB, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Such written request should be directed to James M. Koller at the Company's offices located at 186 Attorneys.com Court, Lake Helen, Florida, 32744.


                                 By the Order of the Board of Directors

                                 /s/ Peter S. Balise
                                 --------------------------------------
                                 Peter S. Balise, Secretary

EXHIBIT A
---------


                             AUDIT COMMITTEE CHARTER
                               ATTORNEYS.COM, INC.

     AS APPROVED BY THE BOARD OF DIRECTORS IN A MEETING ON FEBRUARY 3, 2000

ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of a minimum of two directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate board of directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are the highest quality.

In carrying out these responsibilities, the audit committee will:

o Review and recommend to the board of directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, and the company's financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review the financial statements contained in the annual report to the shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting procedures should be reviewed.

o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

o Review financial and accounting human resources and succession planning within the company.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

EXHIBIT B
---------

                                 THIRD AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                               ATTORNEYS.COM, INC.


         Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act (the "Act"), Attorneys.com, Inc. (the "Company") adopts this Amendment to the Articles of Incorporation as set forth below:

1.       The name of the Company is Attorneys.com, Inc.

2. The principal address of the Company is 186 Attorneys.com Court, Lake Helen, FL 32744.

3. The following amendment to the Company's Articles of Incorporation was adopted by a vote of a majority of the outstanding shares of common stock of the Company on the 30th day of May, 2001 in accordance with and in a manner prescribed by the Act:



         Article I is hereby amended in its entirety to read as follows:


                                Article I - Name
                                ----------------

      The name of this corporation is 1-800-Attorney, Inc. (the "Company").


         IN WITNESS WHEREOF, the undersigned President of this Company has executed the foregoing Amendment to the Company's Articles of Incorporation this 30th day of May, 2001.

                                     Attorneys.com, Inc.

                                     By:
                                         -----------------------------------
                                         Peter S. Balise, President

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                               ATTORNEYS.COM, INC.
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 30, 2001


     The undersigned hereby appoints Peter S. Balise and James M. Koller as my proxy with power of substitution for and in the name of the undersigned to vote all shares of common stock of Attorneys.com, Inc. (the "Company") which the undersigned would be entitled to vote at the annual meeting of shareholders of the Company to be held at the Hyatt Regency Orlando International Airport, 9300 Airport Blvd., Orlando, Florida, 32827, on May 30, 2001 at 1:30 p.m., and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below:

EACH SHARE OF COMMON STOCK OUTSTANDING ON THE RECORD DATE IS ENTITLED TO ONE VOTE ON ALL PROPOSALS.

1. Election of Director to serve on the board of directors of the Company for a three-year term until the Company's annual meeting for 2004:

                                                    Nominee:    Andrew J. Cahill
                                                    -------
     FOR         WITHHELD
     [ ]           [ ]

2. I hereby ratify and approve an amendment to the Company's Articles of Incorporation changing the Company's name to 1-800-Attorney, Inc.

                  Yes _____         Against _____       Abstain _____

3. I hereby ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ended December 31, 2001.

                  Yes _____         Against _____       Abstain _____

4. I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of shareholders.

                  Yes _____         Against _____       Abstain _____

(Shares cannot be voted unless this proxy is signed and returned, or specific arrangements are made to have the shares represented at the meeting).

IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR ALL PROPOSALS.

                                                Dated:
------------------------------------                   -----------------, 2001
Signature of Shareholder

------------------------------------            ------------------------------
Typed or Printed Name of Shareholder            Number of Shares Owned

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.